As filed with the Securities and Exchange Commission on February 28, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Revance Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	77-0551645
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1222 Demonbreun Street, Suite 2000 Nashville, Tennessee	37203
(Address of principal executive offices)	(Zip code)

Revance Therapeutics, Inc. 2014 Equity Incentive Plan
Revance Therapeutics, Inc. 2014 Employee Stock Purchase Plan
(Full titles of the plans)

Dwight Moxie
Senior Vice President, General Counsel & Corporate Secretary
Revance Therapeutics, Inc.
1222 Demonbreum Street, Suite 2000
Nashville, Tennessee 37203
(615) 724-7755
(Name, address, and telephone number, including area code, of agent for service)
Copy to:
Jessica M. Herron
Honigman LLP
2290 First National Building
660 Woodward Avenue
Detroit, Michigan 48226-3506
(313) 465-7000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE AND GENERAL INSTRUCTION E INFORMATION

Revance Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register 3,595,432 additional shares of its common stock, par value $0.001 per share (the “Common Stock”), comprised of: (i) 3,295,432 additional shares of Common Stock under the 2014 Equity Incentive Plan (the “2014 Plan”), pursuant to the provisions of the 2014 Plan providing for an automatic annual increase in the number of shares of Common Stock reserved and available for issuance under the 2014 Plan and (ii) 300,000 additional shares of Common Stock under the 2014 Employee Stock Purchase Plan (the “2014 ESPP”), pursuant to the provisions of the 2014 ESPP providing for an automatic annual increase in the number of shares of Common Stock reserved and available for issuance under the 2014 ESPP.
This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements on Form S-8 of the Registrant relating to the same employee benefit plans set forth herein are effective. Pursuant to General Instruction E to Form S-8, Registrant’s Form S-8 Registration Statements filed with the SEC on February 28, 2022 (File No. 333-263099), January 29, 2021 (File No. 333-252526), January 21, 2020 (File No. 333-235994), February 28, 2019 (File No. 333-229977), March 2, 2018 (File No. 333-223433), February 28, 2017 (File No. 333-216342), March 4, 2016 (File No. 333-209949), April 3, 2015 (File No. 333-203235), and February 14, 2014 (File No. 333-193963) relating to the 2014 Plan and the 2014 ESPP are each incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023;
(b)
The Registrant’s Current Reports on Form 8-K filed with the SEC on January 9, 2023 (only with respect to Item 8.01), January 18, 2023, February 3, 2023, and February 28, 2023 (only with respect to Item 5.02); and

(c)
The description of the Registrant’s Common Stock contained in the registration statement on Form 8-A registering the Registrant’s Common Stock under Section 12 of the Exchange Act filed with the SEC on February 4, 2014, including any amendments or reports filed for purposes of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits
EXHIBIT INDEX
The exhibits to this Registration Statement are listed below.

Exhibit Number	Exhibit Description	Incorporated by Reference to the Company’s				Filed Herewith
		Form	File No.	Exhibit No.	Filed On
4.1	Amended and Restated Certificate of Incorporation	8-K	001-36297	3.1	February 11, 2014	—
4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation	8-K	001-36297	3.1	May 7, 2021	—
4.3	Amended and Restated Bylaws	8-K	001-36297	3.1	December 22, 2021	—
4.4	Form of Common Stock Certificate	S-1/A	333-193154	4.4	February 3, 2014	—
4.5	Indenture, dated as of February 14, 2020, by and between Revance Therapeutics, Inc. and U.S. Bank National Association, as Trustee	8-K	001-36297	4.1	February 14, 2020	—
4.6	Form of Global Note, representing Revance Therapeutics, Inc.’s 1.75% Convertible Senior Notes due 2027 (included as Exhibit A to the Indenture filed as Exhibit 4.4)	8-K	001-36297	4.2	February 14, 2020	—
5.1	Opinion of Honigman LLP	—	—	—	—	X
23.1	Consent of Independent Registered Public Accounting Firm	—	—	—	—	X
23.2	Consent of Honigman LLP. Reference is made to Exhibit 5.1 to this Registration Statement	—	—	—	—	X
24.1	Power of Attorney reference is made to the signature page of this Registration Statement	—	—	—	—	X
99.1	Revance Therapeutics, Inc. 2014 Equity Incentive Plan	S-1/A	333-193154	10.5	January 27, 2014	—
99.2	Form of Restricted Stock Unit Award Agreement and Grant Notice for Revance Therapeutics, Inc. 2014 Equity Incentive Plan	S-8	333-263099	99.2	February 28, 2022	—
99.3	Form of Stock Option Agreement and Grant Notice for Revance Therapeutics, Inc. 2014 Equity Incentive Plan	10-Q	001-36297	10.3	November 10, 2015	—
99.4	Form of Restricted Stock Bonus Agreement and Grant Notice for Revance Therapeutics, Inc. 2014 Equity Incentive Plan	10-K	001-36297	10.6	February 25, 2021	—
99.5	Revance Therapeutics, Inc. 2014 Employee Stock Purchase Plan	S-1/A	333-193154	10.7	January 27, 2014	—
107	Filing Fee Table	—	—	—	—	X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee on February 28, 2023.

REVANCE THERAPEUTICS, INC.

By:	/s/ Mark J. Foley
Mark J. Foley
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark J. Foley, Tobin C. Schilke, and Dwight Moxie and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Mark J. Foley	Chief Executive Officer	February 28, 2023
Mark J. Foley	(Principal Executive Officer) and a Director

/s/ Tobin C. Schilke	Chief Financial Officer	February 28, 2023
Tobin C. Schilke	(Principal Financial Officer and Principal Accounting Officer)

/s/ Angus C. Russell	Director, Chairman	February 28, 2023
Angus C. Russell

/s/ Jill Beraud	Director	February 28, 2023
Jill Beraud

/s/ Julian S. Gangolli	Director	February 28, 2023
Julian S. Gangolli

/s/ Carey O’Connor Kolaja	Director	February 28, 2023
Carey O’Connor Kolaja

/s/ Chris Nolet	Director	February 28, 2023
Chris Nolet

/s/ Philip J. Vickers, Ph.D.	Director	February 28, 2023
Philip J. Vickers, Ph.D.

/s/ Olivia C. Ware	Director	February 28, 2023
Olivia C. Ware